UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2014

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100, Seattle, Washington	98101-1374
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
The company's 2014 Annual Meeting of Stockholders was held on May 6, 2014. Proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, to vote on three items of business: (1) a proposal to elect ten individuals to the company's board of directors for one-year terms expiring at the company's 2015 annual stockholder meeting; (2) a proposal to approve, on an advisory and non-binding basis, the compensation of the company's named executive officers; and (3) a proposal to ratify, on an advisory and non-binding basis, the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2014.
Required Vote
For each of the proposals, the vote standard is a majority of the votes cast “For” and “Against” the proposal. To be approved, the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Therefore, votes to abstain and broker non-votes have no effect on the vote outcome of any of the proposals.
Vote Results
Following are the final vote results for each proposal submitted to a vote of the stockholders at the annual meeting.

Proposal 1 Ten individuals nominated by the company's board of directors for election to one-year terms expiring at the 2015 Annual Meeting of Stockholders were elected to the board. The final vote results were as follows:

Nominee	Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
Rick R. Holley	115,645,601	688,977	540,830	39,178,754
Robin Josephs	113,367,636	2,963,119	544,653	39,178,754
Sara Grootwassink Lewis	115,523,129	802,255	550,024	39,178,754
John G. McDonald	113,819,873	2,499,776	555,759	39,178,754
Robert B. McLeod	113,896,420	2,417,543	561,445	39,178,754
John F. Morgan Sr.	115,607,333	718,917	549,158	39,178,754
Marc F. Racicot	115,544,098	781,023	550,287	39,178,754
Lawrence A. Selzer	113,956,461	2,373,425	545,522	39,178,754
Stephen C. Tobias	113,782,676	2,548,922	543,810	39,178,754
Martin A. White	113,881,950	2,452,348	541,110	39,178,754

Proposal 2 The executive compensation of the company's named executive officers was approved by the stockholders on a non-binding and advisory basis. The final vote results were as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
95,662,687	19,899,515	1,313,206	39,178,754

Proposal 3 The appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2014 was ratified by the stockholders on a non-binding and advisory basis. The final vote results were as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
153,931,327	1,406,679	716,156	0

Determination of Frequency of Future Executive Compensation Advisory Votes
At the company's 2011 Annual Meeting of Stockholders, the board of directors recommended, and approximately 86% of the stockholders voting on the proposal (not including 768,439 abstain votes) chose, to have the company hold executive compensation advisory votes (“Say on Pay”) on an annual basis until the next required advisory vote on Say on Pay frequency is held. In light of the foregoing, the company has held, and intends to continue to hold, the Say on Pay vote annually. The next advisory vote on Say on Pay frequency will be held at the company's 2017 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ James A. Kraft
James A. Kraft
Senior Vice President, General Counsel and Secretary

DATED: May 8, 2014